Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports Third-Quarter 2013 Financial Results

Highlights:
●	Consolidated revenue up 5% year over year
●	Year-over-year revenue growth across EMC's three federated businesses - EMC Information Infrastructure, VMware and Pivotal
●	Year-over-year revenue growth across all four major global geographies, with strong revenue growth from BRIC+13 markets
●	Strong year-over-year increase in operating and free cash flow

HOPKINTON, Mass. - October 22, 2013 - EMC Corporation (NYSE:EMC) today reported quarterly financial results that were highlighted by year-over-year revenue growth for EMC’s Information Infrastructure business, and accelerated year-over-year revenue growth for VMware and Pivotal.

Third-quarter consolidated revenue was $5.5 billion, an increase of 5% compared with the year-ago quarter.  Third-quarter GAAP net income attributable to EMC was $586 million and GAAP earnings per weighted average diluted share were $0.27. Non-GAAP1 net income attributable to EMC was $860 million and non-GAAP1 earnings per weighted average diluted share were $0.40.

During the quarter, operating cash flow grew 25% year over year, generating $4.7 billion year to date. Free cash flow2 grew 26% year over year in the third quarter, generating $3.7 billion year to date. The company ended the third quarter with $17.5 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “The EMC federation across EMC Information Infrastructure, VMware and Pivotal continues to be well positioned in our target markets and very well received by customers and partners. We leveraged the unique power of our business model in the quarter to expand our technology portfolio, strengthen our partner ecosystem and extend our leadership in cloud computing, Big Data and trusted IT. Despite our disappointment with our quarterly results, our confidence in the success of our strategy over the long term has never been stronger.”

David Goulden, EMC President and Chief Operating Officer, said, “While our financial results for the third quarter were impacted by a decline in US federal spending and a backend-loaded quarter, we achieved almost all of our strategic and operational goals.  We were pleased to see storage demand accelerate in the third quarter excluding US federal, and we think this is an encouraging sign for the storage market overall. Going forward, we remain confident EMC will continue to grow and gain market share.”

Third-Quarter Highlights

In the third quarter, EMC’s Information Infrastructure business once again grew revenue year over year. Within this, EMC’s Emerging Storage business3 increased revenue 66% year over year. Highlights within

Emerging Storage included: continued strong year-over-year growth and a record number of new customers for the EMC Isilon scale-out NAS portfolio, solid demand for EMC Atmos object-based storage, and greater than 50% year-over-year revenue growth for EMC VPLEX virtual storage. Other achievements in the storage business in the quarter included the refresh of the mid-tier Data Domain product line in July and the successful launches of the next-generation VNX and ViPR in September. EMC’s RSA Information Security business increased revenue 11% year over year, the result of year-on-year revenue growth for both the Identity and Data Protection and Security Management and Compliance businesses.

VCE had an excellent third quarter as demand for Vblock systems showed accelerated year-over-year growth, outpacing the fast-growing market for converged infrastructure. EMC VSPEX reference architecture solutions saw continued strong growth with rapid adoption and growing popularity with customers and among partners. Additionally, third-quarter revenue from EMC’s Cloud Service Provider Partner program, the company’s fastest-growing vertical market segment, increased well over 50% year over year.

In the third quarter, VMware (NYSE: VMW) achieved accelerated double-digit year-over-year revenue growth. The company continues to excel because it is uniquely positioned to help customers move from the client-server era to the mobile-cloud era of computing. As VMware helps customers bridge to this new world, it is enabling them to capture new levels of efficiency, control and agility.

Pivotal - the new company that unites strategic technology, people and programs from EMC and VMware - continued to execute well in the third quarter as it builds a next generation platform comprising new data fabrics, application fabrics and a cloud-independent platform-as-a-service.  Pivotal’s recent acquisition of Xtreme Labs adds an important dimension to this effort, as Xtreme Labs’ advances in mobile application development are highly complementary to the expertise of Pivotal Labs, the agile development services unit within Pivotal.

EMC’s consolidated third-quarter revenue from the United States increased 2% year over year to $3.0 billion, representing 53% of consolidated third-quarter revenue.  Revenue from EMC’s business operations outside of the United States increased 8% year over year to $2.6 billion and represented 47% of consolidated third-quarter revenue. Within this, on a year-over-year basis, revenue from EMC’s Europe, Middle East and Africa region grew 8%, revenue from EMC’s Asia Pacific and Japan region increased 8%, and revenue from EMC’s Latin American region grew 13%.  Revenue from EMC’s BRIC+13 markets increased 19% year over year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements made by EMC regarding 2013 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $23.25 billion for 2013.

•
Consolidated GAAP operating income is expected to be 18.0% of revenues for 2013 and consolidated non-GAAP operating income is expected to be 25.0% of revenues for 2013. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s capitalized software from prior periods, which account for 4.2%, 1.7%, 1.0% and 0.1% of revenues, respectively.

•
Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $319 million and consolidated non-GAAP non-operating expense is expected to be $350 million in 2013. Excluded from consolidated non-GAAP non-operating expense is a net gain on disposition of certain lines of business and other for ($31 million).

•
Consolidated GAAP net income attributable to EMC is expected to be $2.9 billion in 2013 and consolidated non-GAAP net income attributable to EMC is expected to be $3.9 billion in 2013. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit, special tax charges and a net gain on disposition of certain lines of business and other, which account for $630 million, $260 million, $170 million, $15 million, ($60 million), $23 million and ($22 million), respectively.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.33 for 2013 and consolidated non-GAAP earnings per weighted average diluted share are expected to be $1.80 for 2013. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit, special tax charges and a net gain on disposition of certain lines of business and other, which account for $0.29, $0.12, $0.08, $0.01, ($0.03), $0.01 and ($0.01) per weighted average diluted share, respectively.

•
The consolidated GAAP income tax rate is expected to be 20.5% for 2013. Excluding the tax impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit, special tax charges and net gain on disposition of certain lines of business and other, which collectively impact the tax rate by 3%, the consolidated non-GAAP income tax rate is expected to be 23.5% for 2013.

•
GAAP net income attributable to the non-controlling interest in VMware is expected to be $195 million for 2013 and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $285 million for 2013. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, the benefit of the 2012 R&D tax credit and a net gain on disposition of certain lines of business and other, which account for $70 million, $15 million, $13 million, $4 million, ($6 million) and ($6 million), respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $10 million for 2013.

•
Consolidated net cash provided by operating activities is expected to be $6.8 billion for 2013 and free cash flow is expected to be $5.5 billion for 2013. Excluded from free cash flow are $900 million of additions to property, plant and equipment and $400 million of capitalized software development costs.

•	The weighted average outstanding diluted shares are expected to be 2.16 billion for 2013.

•	EMC expects to repurchase an aggregate of $3.5 billion of the company’s common stock in 2013 and the first half of 2014.

Supporting Resources

•	EMC will host its 2013 third-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC’s web site at http://www.emc.com/ir

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/ir

•	Visit http://ir.vmware.com for more information about VMware’s third-quarter financial results

•	Visit EMC Pulse, EMC’s product and technology news blog, and EMC Reflections. Connect with EMC via Twitter, Facebook, YouTube, and LinkedIn

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the third quarters of 2013 and 2012 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods, special tax charges and a net gain on the disposition of certain lines of business and other. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2013 and 2012.

3 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC RecoverPoint, ASD Suites and EMC Xtrem families.

EMC, Atmos, Data Domain, EMC RecoverPoint, Isilon, RSA, ViPR, VPLEX, VNX, VSPEX and Vblock are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries.  Pivotal, Pivotal Labs and Xtreme Labs are registered trademarks or trademarks of GoPivotal, Inc. and VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi)

fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP", certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware's capitalized software from prior periods, special tax charges and a net gain on disposition of certain lines of business and other) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Revenues:
Product sales	$3,165	$3,084	$9,535	$9,332
Services	2,374	2,194	7,005	6,352
	5,539	5,278	16,540	15,684
Cost and expenses:
Cost of product sales	1,324	1,292	4,020	3,849
Cost of services	773	698	2,271	2,087
Research and development	686	653	2,056	1,896
Selling, general and administrative	1,809	1,709	5,308	5,076
Restructuring and acquisition-related charges	40	27	195	81
Operating income	907	899	2,690	2,695

Non-operating income (expense):
Investment income	26	29	93	85
Interest expense	(58)	(21)	(109)	(58)
Other income (expense), net	(55)	(63)	(197)	(158)
Total non-operating income (expense)	(87)	(55)	(213)	(131)
Income before provision for income taxes	820	844	2,477	2,564
Income tax provision	181	185	474	590
Net income	639	659	2,003	1,974
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(53)	(33)	(136)	(111)
Net income attributable to EMC Corporation	$586	$626	$1,867	$1,863

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.28	$0.30	$0.89	$0.89
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.27	$0.28	$0.86	$0.84

Weighted average shares, basic	2,069	2,104	2,088	2,090
Weighted average shares, diluted	2,165	2,210	2,176	2,207

Cash dividends declared per common share	$0.10	$—	$0.20	$—

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$7,155	$4,714
Short-term investments	3,442	1,422
Accounts and notes receivable, less allowance for doubtful accounts of $63 and $68	2,934	3,433
Inventories	1,375	1,201
Deferred income taxes	986	942
Other current assets	555	465
Total current assets	16,447	12,177
Long-term investments	6,869	5,260
Property, plant and equipment, net	3,373	3,145
Intangible assets, net	1,831	2,035
Goodwill	14,306	13,840
Other assets, net	1,776	1,612
Total assets	$44,602	$38,069

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,108	$1,041
Accrued expenses	2,699	2,522
Income taxes payable	201	514
Convertible debt	1,658	1,652
Deferred revenue	5,093	4,575
Total current liabilities	10,759	10,304
Income taxes payable	310	293
Deferred revenue	3,416	2,976
Deferred income taxes	505	575
Long-term debt	5,493	—
Other liabilities	365	339
Total liabilities	20,848	14,487

Convertible debt	9	58

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 2,058 and 2,107 shares	21	21
Additional paid-in capital	2,394	3,691
Retained earnings	20,298	18,853
Accumulated other comprehensive loss, net	(291)	(208)
Total EMC Corporation's shareholders' equity	22,422	22,357
Non-controlling interests	1,323	1,167
Total shareholders' equity	23,745	23,524
Total liabilities and shareholders' equity	$44,602	$38,069

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2013	2012
Cash flows from operating activities:
Cash received from customers	$18,065	$16,557
Cash paid to suppliers and employees	(12,740)	(11,951)
Dividends and interest received	118	65
Interest paid	(19)	(17)
Income taxes paid	(691)	(291)
Net cash provided by operating activities	4,733	4,363

Cash flows from investing activities:
Additions to property, plant and equipment	(673)	(523)
Capitalized software development costs	(342)	(316)
Purchases of short- and long-term available-for-sale securities	(8,630)	(5,012)
Sales of short- and long-term available-for-sale securities	3,540	4,154
Maturities of short- and long-term available-for-sale securities	1,386	844
Business acquisitions, net of cash acquired	(616)	(1,878)
Purchases of strategic and other related investments	(109)	(62)
Sales of strategic and other related investments	10	79
Joint venture funding	(268)	(218)
Proceeds from divestiture of businesses	38	—
Net cash used in investing activities	(5,664)	(2,932)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	302	388
Proceeds from the issuance of VMware's common stock	185	214
EMC repurchase of EMC's common stock	(1,965)	(380)
EMC purchase of VMware's common stock	(160)	(132)
VMware repurchase of VMware's common stock	(392)	(307)
Excess tax benefits from stock-based compensation	102	212
Payment of long-term and short-term obligations	(14)	(1,714)
Proceeds from long-term and short-term obligations	5,460	4
Interest rate contract settlement	—	(70)
Dividend payment	(209)	—
Third party contribution to Pivotal	105	—
Net cash provided by (used in) financing activities	3,414	(1,785)

Effect of exchange rate changes on cash and cash equivalents	(42)	(18)

Net increase (decrease) in cash and cash equivalents	2,441	(372)
Cash and cash equivalents at beginning of period	4,714	4,492
Cash and cash equivalents at end of period	$7,155	$4,120

Reconciliation of net income to net cash provided by operating activities:
Net income	$2,003	$1,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,215	1,128
Non-cash interest expense on debt	82	34
Non-cash restructuring and other special charges	10	9
Stock-based compensation expense	700	659
Provision for (recovery of) doubtful accounts	(2)	21
Deferred income taxes, net	(31)	(73)

Excess tax benefits from stock-based compensation	(102)	(212)
Other, net	23	(20)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	521	(207)
Inventories	(382)	(337)
Other assets	122	63
Accounts payable	45	119
Accrued expenses	(321)	(226)
Income taxes payable	(176)	372
Deferred revenue	1,006	1,059
Other liabilities	20	—
Net cash provided by operating activities	$4,733	$4,363

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	September 30,	Earnings	September 30,	Earnings
	2013	Per Share	2012	Per Share
Net Income Attributable to EMC GAAP	$586	$0.270	$626	$0.283
Stock-based compensation expense	163	0.075	164	0.074
Intangible asset amortization	66	0.030	60	0.027
Restructuring and acquisition-related charges	29	0.013	24	0.011
Amortization of VMware's capitalized software from prior periods	4	0.002	7	0.003
Special tax charges	23	0.011	—	—
Net gain on disposition of certain lines of business and other	(11)	(0.005)	—	—
Net Income Attributable to EMC Non-GAAP	$860	$0.397	$881	$0.398

Weighted average shares, diluted		2,165		2,210
Incremental VMware dilution		$2		$2

*
Net of tax and non-controlling interest in VMware, Inc., except Weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
Q3'13 vs Q3'12 Constant Currency Revenue Growth
(unaudited)

EMC Consolidated
Revenue growth - GAAP	5%

Impact of currency	1%

Revenue growth on a constant currency basis	6%

This presentation refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	September 30,	September 30,
	2013	2012
Gross Margin GAAP	$3,442	$3,288
Stock-based compensation expense	32	33
Intangible asset amortization	58	51
Restructuring and acquisition related charges	—	—
Amortization of VMware's capitalized software from prior periods	8	13
Gross Margin Non-GAAP	$3,540	$3,385

Revenues	$5,539	$5,278

Gross Margin Percentages:
GAAP	62.1%	62.3%
Non-GAAP	63.9%	64.1%

	Three Months Ended
	September 30,	September 30,
	2013	2012
Operating Margin GAAP	$907	$899
Stock-based compensation expense	244	250
Intangible asset amortization	97	93
Restructuring and acquisition-related charges	40	27
Amortization of VMware's capitalized software from prior periods	8	13
Operating Margin Non-GAAP	$1,296	$1,282

Revenues	$5,539	$5,278

Operating Margin Percentages:
GAAP	16.4%	17.0%
Non-GAAP	23.4%	24.3%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended September 30, 2013
	Income Before	Tax	Tax
	Tax	Provision	Rate
EMC Consolidated GAAP	$820	$181	22.1%
Stock-based compensation expense	244	64	26.0%
Intangible asset amortization	97	27	27.6%
Restructuring and acquisition-related charges	40	10	29.0%
Amortization of VMware's capitalized software from prior periods	8	2	32.4%
Special tax charges	—	(23)	—%
Net gain on disposition of certain lines of business and other	(12)	2	(17.9)%
EMC Consolidated Non-GAAP	$1,197	$263	22.0%

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Cash Flow from Operations	$1,793	$1,438	$4,733	$4,363
Capital expenditures	(236)	(191)	(673)	(523)
Capitalized software development costs	(123)	(110)	(342)	(316)
Free Cash Flow	$1,434	$1,137	$3,718	$3,524

Note: Schedules may not add or recalculate due to rounding.

Supplemental Information
For the Three Months Ended September 30, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Special Tax Charges	Net Gain on Disposition of Certain Lines of Business and Other
EMC Consolidated
Cost of revenue	$(32)	$(58)	$—	$(8)	$—	$—
Research and development	(90)	(2)	—	—	—	—
Selling, general and administrative	(122)	(37)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(40)	—	—	—
Non-operating (income) expense	—	—	—	—	—	(12)
Income tax provision	64	27	10	2	(23)	2
Net income attributable to VMware	(17)	(4)	(1)	(2)	—	3

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(23)	$(36)	$—	$—	$—	$—
Research and development	(38)	(1)	—	—	—	—
Selling, general and administrative	(69)	(36)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(34)	—	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision	37	23	9	—	23	—
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(9)	$(22)	$—	$(8)	$—	$—
Research and development	(52)	(1)	—	—	—	—
Selling, general and administrative	(53)	(1)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(6)	—	—	—
Non-operating (income) expense	—	—	—	—	—	(12)
Income tax provision	27	4	1	2	—	2
Net income attributable to VMware	(17)	(4)	(1)	(2)	—	3

Supplemental Information
For the Three Months Ended September 30, 2012
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods
EMC Consolidated
Cost of revenue	$(33)	$(51)	$—	$(13)
Research and development	85	(3)	—	—
Selling, general and administrative	(132)	(39)	—	—
Restructuring and acquisition-related charges	—	—	(27)	—
Non-operating (income) expense	(1)	—	—	—
Income tax provision	67	30	3	4
Net income attributable to VMware	(20)	(3)	—	(2)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(22)	$(33)	$—	$—
Research and development	(29)	(2)	—	—
Selling, general and administrative	(70)	(36)	—	—
Restructuring and acquisition-related charges	—	—	(25)	—
Non-operating (income) expense	(1)	—	—	—
Income tax provision	28	25	3	—
Net income attributable to VMware	—	—	—	—

VMware within EMC
Cost of revenue	$(11)	$(18)	$—	$(13)
Research and development	(56)	(1)	—	—
Selling, general and administrative	(62)	(3)	—	—
Restructuring and acquisition-related charges	—	—	(2)	—
Non-operating (income) expense	—	—	—	—
Income tax provision	39	5	—	4
Net income attributable to VMware	(20)	(3)	—	(2)

Supplemental Information
For the Three Months Ended September 30, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,289	$(4)	$1,285
Cost of revenue	183	—	183
Gross margin	1,106	(4)	1,102
Research and development	266	(5)	261
Selling, general and administrative	552	(3)	549
Restructuring and acquisition-related charges	1	5	6
Operating income	287	(1)	286
Non-operating income (expense)	21	(1)	20
Income before taxes	308	(2)	306
Income tax provision	47	(14)	33
Net income	$261	12	273
Net income attributable to VMware		(53)	(53)
Net income attributable to EMC		$(41)	$220

Note: Schedule may not add due to rounding.

Supplemental Information
For the Three Months Ended September 30, 2012
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,134	$(33)	$1,101
Cost of revenue	179	(13)	166
Gross margin	955	(20)	935
Research and development	260	(25)	235
Selling, general and administrative	505	(19)	486
Restructuring and acquisition-related charges	—	2	2
Operating income	190	22	212
Non-operating income (expense)	5	3	8
Income before taxes	195	25	220
Income tax provision	38	(1)	37
Net income	$157	26	183
Net income attributable to VMware		(33)	(33)
Net income attributable to EMC		$(6)	$150

Note: Schedule may not add due to rounding.

Segment Information
For the Three Months Ended September 30, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,415	$32	$120	$2,567	$35	$2,602
Services revenues	1,358	117	132	1,607	45	1,652
Total consolidated revenues	3,773	149	252	4,174	80	4,254
Gross profit	$2,101	$94	$170	2,365	34	2,399
Gross profit percentage	55.7%	63.3%	67.6%	56.6%	42.6%	56.4%
Research and development				354	32	386
Selling, general and administrative				1,114	43	1,157
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,468	75	1,543
Operating income				$897	$(41)	$856
Operating margin percentage				21.5%	(51.1)%	20.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$2,602	$563	$—	$3,165
Services revenues	1,652	722	—	2,374
Total consolidated revenues	4,254	1,285	—	5,539
Gross profit	$2,399	$1,141	$(98)	$3,442
Gross profit percentage	56.4%	88.8%	—	62.1%
Research and development	386	208	92	686
Selling, general and administrative	1,157	493	159	1,809
Restructuring and acquisition-related charges	—	—	40	40
Total costs and expenses	1,543	701	291	2,535
Operating income	856	440	(389)	907
Operating margin percentage	20.1%	34.2%	—	16.4%
Non-operating income (expense)	(106)	7	12	(87)
Income tax provision	193	70	(82)	181
Net income	557	377	(295)	639
Net income attributable to the non-controlling interest in VMware, Inc.	—	(74)	21	(53)
Net income attributable to EMC Corporation	$557	$303	$(274)	$586

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended September 30, 2012
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,420	$50	$106	$2,576	$23	$2,599
Services revenues	1,306	108	121	1,535	43	1,578
Total consolidated revenues	3,726	158	227	4,111	66	4,177
Gross profit	$2,119	$108	$146	2,373	37	2,410
Gross profit percentage	56.9%	68.1%	64.2%	57.7%	55.6%	57.7%
Research and development				356	31	387
Selling, general and administrative				1,079	38	1,117
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,435	69	1,504
Operating income				$938	$(32)	$906
				22.8%	(48.4)%	21.7%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$2,599	$485	$—	$3,084
Services revenues	1,578	616	—	2,194
Total consolidated revenues	4,177	1,101	—	5,278
Gross profit	$2,410	$975	$(97)	$3,288
Gross profit percentage	57.7%	88.6%	—	62.3%
Research and development	387	178	88	653
Selling, general and administrative	1,117	421	171	1,709
Restructuring and acquisition-related charges	—	—	27	27
Total costs and expenses	1,504	599	286	2,389
Operating income	906	376	(383)	899
Operating margin percentage	21.7%	34.2%	—	17.0%
Non-operating income (expense)	(63)	9	(1)	(55)
Income tax provision	202	87	(104)	185
Net income	641	298	(280)	659
Net income attributable to the non-controlling interest in VMware, Inc.	—	(58)	25	(33)
Net income attributable to EMC Corporation	$641	$240	$(255)	$626

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment.  None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013
Information Storage:
Product Revenue	$2,437	$2,500	$2,420	$2,925	$10,283	$2,461	$2,568	$2,415
Services Revenue	1,226	1,287	1,306	1,338	5,157	1,303	1,358	1,358
Total Information Storage Revenue	$3,663	$3,787	$3,726	$4,263	$15,440	$3,764	$3,926	$3,773

Information Intelligence Group:
Product Revenue	$37	$45	$50	$69	$200	$43	$39	$32
Services Revenue	109	108	108	115	440	112	113	117
Total Information Intelligence Group Revenue	$146	$153	$158	$184	$640	$155	$152	$149

RSA Information Security:
Product Revenue	$96	$103	$106	$106	$413	$100	$98	$120
Services Revenue	110	117	121	128	476	133	130	132
Total RSA Information Security Revenue	$206	$220	$227	$234	$889	$233	$228	$252

EMC Information Infrastructure:
Product Revenue	$2,570	$2,648	$2,576	$3,100	$10,896	$2,604	$2,705	$2,567
Services Revenue	1,445	1,512	1,535	1,581	6,073	1,548	1,601	1,607
Total EMC Information Infrastructure Revenue	$4,015	$4,160	$4,111	$4,681	$16,969	$4,152	$4,306	$4,174

Pivotal:
Product Revenue	$21	$23	$23	$39	$106	$24	$24	$35
Services Revenue	23	40	43	58	164	45	46	45
Total Pivotal Revenue	$44	$63	$66	$97	$270	$69	$70	$80

VMware:
Product Revenue	$478	$508	$485	$589	$2,058	$484	$529	$563
Services Revenue	557	580	616	663	2,417	682	709	722
Total VMware Revenue	$1,035	$1,088	$1,101	$1,252	$4,475	$1,166	$1,238	$1,285

Consolidated Revenues:
Product Revenue	$3,069	$3,179	$3,084	$3,728	$13,060	$3,112	$3,258	$3,165
Services Revenue	2,025	2,132	2,194	2,302	8,654	2,275	2,356	2,374
Total Consolidated Revenues	$5,094	$5,311	$5,278	$6,030	$21,714	$5,387	$5,614	$5,539

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(0.5)%	(2.1)%	(1.5)%	(0.5)%	(1.1)%	(0.5)%	(0.7)%	(0.8)%
Note: Schedule may not add or recalculate due to rounding.